Exhibit 1
                                                                       ---------


                       AMENDMENT No. 3 TO THIRD AMENDMENT
                       ----------------------------------

                  Amendment No. 3 to Third Amendment (this "Amendment"), dated August 14, 2001, between Marketing Services Group, Inc., a Nevada corporation (the "Company"), and General Electric Capital Corporation ("GE Capital"), a Delaware corporation.

                              W I T N E S S E T H:

                  WHEREAS, the Company and GE Capital are parties to a Third Amendment, dated May 15, 2001, as amended by an Amendment to Third Amendment, dated July 12, 2001, and by an Amendment No. 2 to Third Amendment, dated August 1, 2001 (as so amended, the "Third Amendment"), to a warrant, as amended, dated December 24, 1997, held by GE Capital, to purchase shares of common stock, par value $.01 per share, of the Company; and

                  WHEREAS, the Company and GE Capital desire to amend the terms of the Third Amendment as set forth herein;

                  NOW, THEREFORE, in consideration of the premises hereinafter contained, it is agreed as follows:

                  1. Amendment. Section 4 of the Third Amendment is hereby amended by deleting the date "August 15, 2001" and substituting "September 28, 2001" therefor.

                  2. Full Force and Effect. Except as specifically amended hereby, all of the terms and provisions of the Third Amendment shall remain in full force and effect.

                  3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

                  4. Effective Date. This Amendment shall become effective on the date hereof.

                  IN WITNESS WHEREOF, the Company and GE Capital have executed this Amendment as of the day and year first above written.

                           MARKETING SERVICES GROUP, INC.

                           By:           /s/ Jeremy Barbera
                              --------------------------------------------------
                                Name:        Jeremy Barbera
                                Title:       Chairman and CEO

                           GENERAL ELECTRIC CAPITAL CORPORATION

                           By:           /s/ Peter Muniz
                              --------------------------------------------------
                                Name:        Peter Muniz
                                Title:       Department Operations
                                             Manager